UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 29, 2008

SUNGARD® DATA SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12989	51-0267091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 EAST SWEDESFORD ROAD, WAYNE, PENNSYLVANIA	19087
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: 484-582-2000

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Incremental Senior Secured Term Loan Facility

On September 29, 2008, SunGard Data Systems Inc. (the “Company”) entered into a Second Amendment (the “Second Amendment”) by and among the Company, SunGard Holdco LLC (“Holdings”), JPMorgan Chase Bank, N.A., as administrative agent and certain lenders (including new incremental term lenders) party thereto, to the Credit Agreement dated as of August 11, 2005 (as amended by the First Amendment, the “Credit Agreement”) among the Company, Solar Capital Corp. (which was merged with and into the Company), SunGard UK Holdings Limited, the other Overseas Borrowers party thereto, Holdings, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as Co-Syndication Agents, Barclays Bank Plc and The Royal Bank of Canada, as Co-Documentation Agents, the lenders party thereto and the Administrative Agent.

The Second Amendment increased the amount of term loan borrowings by the Company under the Credit Agreement by $500 million. The Credit Agreement contains standard covenants and representations and warranties.

The foregoing description is qualified in its entirety by reference to the full text of the Second Amendment, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Senior Indenture and Senior Notes Due 2015

General

On September 29, 2008, the Company issued $500,000,000 aggregate principal amount of 10.625% Senior Notes due 2015 (the “Notes”) that mature on May 15, 2015 pursuant to an indenture, dated as of September 29, 2008 (the “Indenture”), among the Company, the guarantors party thereto and The Bank of New York Mellon, as trustee.

Ranking

The Notes are the Company’s senior unsecured obligations and rank equally in right of payment to all of the Company’s existing and future senior indebtedness; rank senior in right of payment to all of the Company’s existing and future senior subordinated indebtedness and subordinated indebtedness; and are effectively subordinated in right of payment to the Company’s secured indebtedness (including obligations under the senior secured credit facilities) to the extent of the value of the assets securing such indebtedness, and are structurally subordinated to all obligations of each of the Company’s existing and future subsidiaries that are not guarantors.

Optional Redemption

At any time prior to April 1, 2012, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the greater of: (1) 1.0% of the principal amount of the Notes; and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of the Notes at April 1, 2012 (as set forth in the table below), plus (ii) all required interest payments due on the Notes through April 1, 2012 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the applicable treasury rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the

Notes (as of, and accrued and unpaid interest and additional interest, if any, to the date of redemption), subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after April 1, 2012, the Company may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, subject to the right of holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve month period beginning on April 1 of each of the years indicated below:

Year	Percentage
2012	105.313%
2013	102.656%
2014 and thereafter	100.000%

In addition, until October 1, 2011, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 110.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, subject to the right of holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any additional notes issued under the Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering.

Change of Control

Upon the occurrence of a change of control, which is defined in the Indenture, each holder of the Notes has the right to require the Company to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Covenants

The covenants in the Indenture are substantially identical to the covenants governing the Company’s existing senior unsecured notes. The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends on or make distributions in respect of the Company’s capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets;

•	make certain investments;

•	enter into certain transactions with affiliates; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such Notes to become or to be declared due and payable.

The foregoing description is qualified in its entirety by reference to the full text of the Indenture, filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 1, 2008, the Company, through its subsidiary SunGard Investment Ventures LLC, acting through its French branch, completed its purchase from Euronext Paris S.A., Gagnières, Messrs. Pierre Gatignol, Louis-Christophe Laurent, Frédéric Morin and the companies controlled by them (together, the “Sellers”) of the shares directly and indirectly owned by them in GL TRADE SA, a company organized under the laws of France (“GL TRADE”) for €41.70 per share (the “Block”) pursuant to a share purchase agreement executed on September 19, 2008, in the form substantially attached to the Put Option dated July 31, 2008 filed as Exhibit 2.1 to the Current Report on Form 8-K dated July 31, 2008 and filed on August 6, 2008. GL TRADE’s shares are admitted to trade on the Eurolist of NYSE-Euronext Paris S.A. The Block consisted of 900,030 GL TRADE shares, and 100% of the share capital of Financière Montmartre, a French limited liability company holding 5,300,000 GL TRADE shares, representing together a direct and indirect interest of 64.51% in the issued share capital of GL TRADE. The purchase price for the Block is subject to a post-completion adjustment to take account of any variation in the tangible net assets position of Financière Montmartre.

In addition, on October 2, 2008, Financière Montmartre acquired 1,196,317 additional shares of GL TRADE by way of market purchases made at a maximum price of €41.70 per GL TRADE share. As a result of these acquisitions, the Company owns, through Financière Montmartre 7,396,347 shares of GL TRADE representing 76.96% of the share capital and voting rights of GL TRADE.

SunGard Investment Ventures LLC, acting through its French branch, intends to file with the Autorité des Marchés Financiers (the French financial market regulator), a tender offer (the “Offer”) to purchase each outstanding share of GL TRADE at the same price as the purchase of the Block, other than any shares owned directly or indirectly by SunGard Investment Ventures LLC, acting through its French branch. Such offer will then be launched and, after closing of such offer and in the event that the Company owns directly or indirectly at least 95% of the share capital and voting rights of GL TRADE, a mandatory squeeze out (retrait obligatoire) will be implemented upon request of SunGard Investment Ventures LLC, acting through its French branch, resulting in the Company holding 100% of the outstanding shares of GL TRADE and in the latter being de-listed.

As previously disclosed, the Company used a portion of the proceeds from the offering of the Notes to consummate the purchase of the Block and expects to use the remaining proceeds from the offering of the Notes and the additional borrowings under the Second Amendment to fund the Offer and to repay the Company’s existing 3.750% senior secured notes due January 15, 2009.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

All required financial statements with respect to GL TRADE will be filed by amendment pursuant to Item 9.01(a)(4) within 71 calendar days after the date on which this Current Report on Form 8-K with respect to Item 2.01 is required to be filed.

(b)	Pro Forma Financial Information

All required pro forma financial information with respect to GL TRADE will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this Current Report on Form 8-K with respect to Item 2.01 is required to be filed.

(d)	Exhibits.

4.1	Indenture, dated as of September 29, 2008, among SunGard Data Systems Inc., the guarantors party thereto and The Bank of New York Mellon, as trustee.

10.1	Second Amendment to the Credit Agreement, dated as of September 29, 2008, by and among SunGard Data Systems Inc., SunGard Holdco LLC, JPMorgan Chase Bank, N.A., as administrative agent and certain Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD DATA SYSTEMS INC.

Date: October 3, 2008	By:	/s/ Victoria E. Silbey
Victoria E. Silbey
Senior Vice President-Legal and General Counsel

EXHIBIT INDEX

The following is a list of Exhibits furnished with this report.

Exhibit No.	Description
4.1	Indenture, dated as of September 29, 2008, among SunGard Data Systems Inc., the guarantors party thereto and The Bank of New York Mellon, as trustee

10.1

Second Amendment to the Credit Agreement, dated as of September 29, 2008, by and among SunGard Data Systems Inc., SunGard Holdco LLC, JPMorgan Chase Bank, N.A., as administrative agent and certain Lenders party thereto.